EXHIBIT 99.3

TPT Global Tech's Subsidiary Completes Merger to Tap Into "Culture is the New Technology(TM)"

A Global Marketplace Vision by Urban Icon™

TPT Global Tech (OTC Pink:TPTW) announces today that its subsidiary, TPT Strategic (INOQ), has entered into a strategic merger acquisition with Urban Icon™ (UI), a Holding Company acquiring FutureTech™ companies that understand the power of social impact, technological and cultural innovation.

UI's general mandate crosses multiple industries including Fintech, Electric Mobility, AI and Blockchain driven products, including a Global 360 Health Initiative (physical, mental, environmental, and finance health) that supports the social and economic growth of the New Urban™ markets. The Company has already identified several investment opportunities and has executed several LOI's with strong leadership teams, assets, and revenue strategies.

As part of the merger, the stock symbol will change from INOQ to NURB (NewUrban™). Urban Icon Holdings will gain a majority interest, while TPT Global will hold a minority position in the new offering.

In addition, the merger gives TPT access to Urban Icon's social media and entertainment market expertise to assist in the development, partnerships and marketing of the VüMe super app. This integration aims to enhance VüMe's capabilities, offering a comprehensive range of services and solutions across various industries, thus expanding its user base and increasing its societal impact while driving revenue for both companies on a global scale.

"We are thrilled to merge TPT Strategic with Urban Icon™, which shares our vision of driving social impact through technological innovation," said Stephen J. Thomas III, CEO of TPT Global Tech. "This merger not only broadens our technological capabilities but also reinforces our commitment to supporting diverse entrepreneurs and integrating impactful tech solutions into our VüMe super app and at the same time increasing our technology IP and shareholders' equity".

For more information or details on the TPT Strategic and Urban Icon™ strategic Merger acquisition individuals can go to the TPT Global tech's 8k filing with SEC or TPT Global Tech website.

About Urban Icon Int'l Holdings :

"Culture is the New Technology™" is the ongoing mantra and values proposition of the Company. UI's Board of Directors and Executive Team are leveraging over 100 combined years of experience in the top positions and categories surrounding entertainment, lifestyle and culture, banking, and personal tech.

The Company will also launch its long awaited Venture Studio by the 1st Quarter 2025 funding at least 7 to 10 investment deals per year. UI is positioned to operate in Los Angeles & London over the next year and has interests in the Middle East and Africa.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.